Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MAY 8, 2015		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES REPURCHASE OF COMMON STOCK WARRANT

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $1.3 billion bank holding company with two bank subsidiaries, announced today that it has completed the repurchase of the common stock Warrant it issued to the U.S. Treasury on October 2, 2009 as part of the Troubled Asset Relief Program (“TARP”).  The Warrant, for 636,378 shares of common stock at an exercise price of $5.25 per share, as adjusted, was purchased by Premier for an aggregate price of $5,675,000.  The purchase price was based on the fair market value as agreed upon by both parties.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.